UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

GAIA, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27517	84-1113527
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

833 West South Boulder Road Louisville, Colorado 80027
(Address of principal executive offices)

(303) 222-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GAIA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2023, the Board of Directors (the “Board”) of Gaia, Inc. (the “Company” or “Gaia”) appointed James Colquhoun, age 42, as Chief Executive Officer, effective today. Mr. Colquhoun will be taking over the CEO position from founder Jirka Rysavy. Mr. Colquhoun will report to Mr. Rysavy, in his role as Executive Chairman of Gaia. Mr. Colquhoun has served as Gaia’s Chief Operating Officer since June 2023, as a member of the Board since May 2020 and on the audit committee of the Board from April 2021 to June 2023. In 2014, Mr. Colquhoun founded Food Matters TV (FMTV), a health and wellness subscription video on demand company, and served as FMTV’s Chief Executive Officer until its acquisition by Gaia in June 2019. Mr. Colquhoun’s compensation remains unchanged from that previously disclosed on the Form 8-K filed with the Securities Exchange Commission on June 26, 2023, other than Mr. Colquhoun’s annual salary will increase from $400,000 to $450,000 in connection with his appointment.

A copy of the press release issued by the Company on December 4, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 4, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaia, Inc.

December 4, 2023	/s/ Ned Preston
	Name:	Ned Preston
	Title:	Chief Financial Officer